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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

    The following are the subsidiaries of Sterling Financial Corporation:


          SUBSIDIARY                    STATE OF INCORPORATION OR ORGANIZATION
          ----------                    --------------------------------------

  Bank of Lancaster County, N.A.          (National Banking Association)
  1 East Main Street
  P.O. Box 0300
  Strasburg, PA  17579

      Town & Country, Inc.                         Pennsylvania
      1097 Commercial Avenue
      East Petersburg, PA 17520


      Sterling Financial Trust Company             Pennsylvania
      101 North Pointe Boulevard
      Lancaster, PA 17601-4133


      Equipment Finance, Inc.                      Pennsylvania
      118 West Airport Road
      Lititz, PA 17543


                EFI Holdings, Inc                  Delaware
                Wilmington, DE 19803


  Sterling Mortgage Services, Inc.                 Pennsylvania
  101 North Pointe Boulevard
  Lancaster, PA 17601-4133

  T & C Leasing, Inc.                              Pennsylvania
  1097 Commercial Avenue
  East Petersburg, PA   17520

  The First National Bank of North East     (National Banking Association)
  14 S. Main Street
  North East, Maryland 21901

  Bank of Hanover and Trust Company                 Pennsylvania
  25 Carlisle Court
  Hanover, PA 17371

  HOVB Investment Company                           Delaware
  103 Foulk Road, Suite 202
  Wilmington, DE 19803


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